EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (Nos. 333-44934, 333-85058 and 333-99793) and Forms S-3 (Nos. 333-85694, 333-88608 and 333-99697) of Proxim Corporation of our report dated June 6, 2002 relating to the financial statements of Agere Systems Inc. Wireless LAN Systems Business, which appears in the amendment to the Current Report on Form 8-K of Proxim Corporation filed with the Securities and Exchange Commission on October 21, 2002.

Utrecht, The Netherlands
October 21, 2002

/s/ PricewaterhouseCoopers N. V.

PricewaterhouseCoopers N. V.